                                                                    EXHIBIT 99.l

                           CONSENT OF UBS WARBURG LLC

     We hereby consent to the use of our opinion letter dated October 22, 2001 to the Board of Directors of Schuler Homes, Inc. included as Annex II to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of D.R. Horton, Inc. and Schuler Homes, Inc. and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "Experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder

                                       UBS WARBURG LLC

New York, New York
November 19, 2001